UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

South Carolina	11-2617163

(State of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip code)

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relate: 333-112978 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each class is
to be so registered	to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par vale per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     Incorporated by reference to the section entitled “Description of Capital Stock” in the Preliminary Prospectus contained in Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 20, 2004 (the “Form S-1”).

Item 2. Exhibits

     The following exhibits are filed as part of this registration statement:

*1.	Certificate of Incorporation of Registrant.

**2.	Bylaws of Registrant.

***3.	Form of common stock certificate.

*	Incorporated by reference to Exhibit 3.1 to the Form S-1.

**	Incorporated by reference to Exhibit 3.2 to the Form S-1.

***	Incorporated by reference to Exhibit 4.1 to the Form S-1.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKBAUD, INC.

Date: February 20, 2004	By:	/s/ Timothy V. Williams

Name: Timothy V. Williams
Title: Vice President and Chief Financial Officer